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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated June 22, 1998 on the consolidated statement of revenues and certain expenses of New York Equities Company and Subsidiary for the year ended September 30, 1997, which report appears in the Form 8-K/A of Vornado Realty Trust dated April 20, 1998 and filed with the Securities and Exchange Commission on July 15, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

New York, New York                               BUCHBINDER TUNICK & COMPANY LLP
September 17, 1998